IRREVOCABLE PROXY

Airline Communications, Ltd., a Nevada corporation, a stockholder of Paramco Financial Group, Inc., a Delaware corporation, (the “Company”), hereby irrevocably (to the full extent permitted by law) appoints Terrence Riely, and any individual designated by said individual, the attorney and proxy of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned’s rights with respect to the 11,567,560 shares of common stock of the Company beneficially owned by the undersigned as of the date hereof (the “Shares”) until the earlier of (a) May 31, 2006 or (b) until such time that all the promissory notes issued under the Company’s Secured Promissory Note and Convertible Promissory Note programs have been paid, in full, or otherwise retired in full satisfaction of the obligations represented by such promissory notes.  A schedule of such notes is attached hereto as Addendum No. 1.

This proxy is irrevocable (to the fullest extent permitted by law), shall be deemed coupled with an interest.

The attorney and proxy named above shall be empowered at any time prior to termination of this proxy to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consent with respect to the Shares) of the undersigned in his own discretion at every annual or special meeting of the stockholders of the Company and at every continuation or adjournment thereof, and on every action or approval by written consent of the stockholders of the Company in lieu of any such meeting.

Any obligation of the undersigned hereunder shall be binding upon successors and assigns of the undersigned.

If any term or other provision of this proxy is determined to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this proxy shall nevertheless remain in full force and effect.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the undersigned agrees with the Company to negotiate in good faith to modify this proxy so as to effect the original intent of the parties as closely as possible.

Dated:  June 3, 2004

Airline Communications, Ltd.

                                                                        By:  /s/ Douglas G. Gregg

                                                                        Douglas G. Gregg

                                                                        President